As filed with the Securities and Exchange Commission on March 2, 1999
                                                       Registration No. 333-3570

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                                   75-2386963
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                  Identification Number)

          1901 Ascension Blvd.                                76006
                Suite 100                                   (Zip Code)
             Arlington, Texas
 (Address of Principal Executive Offices)


                 D.R. HORTON, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                                Charles N. Warren
                              Senior Vice President
                               and General Counsel
                         1901 Ascension Blvd., Suite 100
                             Arlington, Texas 76006
                     (Name and address of agent for service)
                                  817-856-8200
          (Telephone number, including area code, of agent for service)
                         ------------------------------

   This Registration Statement No. 333-3570 (the "Registration Statement") registered an aggregate of 200,000 shares of Common Stock, par value $.01 (the "Securities"), of D.R. Horton, Inc. (the "Registrant") for issuance pursuant to the D.R. Horton, Inc. Employee Stock Purchase Plan (the "Old Plan").

   On January 15, 1999, the Registrant adopted the D.R. Horton, Inc. 1999 Employee Stock Purchase Plan (the "New Plan"). The Registrant has registered its shares of Common Stock for issuance pursuant to the New Plan on a separate Registration Statement on Form S-8 that was filed prior to the filing of this Post Effective Amendment No. 1. In addition, the Registrant has terminated the Old Plan. Accordingly, the Registrant is removing the Securities from registration under Registration Statement.

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





                        SIGNATURES AND POWERS OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on March 2nd, 1999.

                D.R. HORTON, INC.



                By  /s/ Donald R. Horton
                    ---------------------------------------
                    Donald R. Horton, Chairman of the Board

   Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,   this
Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                      Title                            Date


   /s/ Donald R. Horton        Chairman of the Board               March 2, 1999
-------------------------   (Principal Executive Officer)
     Donald R. Horton


   /s/ Richard Beckwitt              Director                      March 2, 1999
-------------------------
     Richard Beckwitt


    Richard I. Galland  *            Director                      March 2, 1999
-------------------------
    Richard I. Galland


     Richard L. Horton  *            Director                      March 2, 1999
-------------------------
     Richard L. Horton


     Terrill J. Horton  *            Director                      March 2, 1999
-------------------------
     Terrill J. Horton


    /s/ David J. Keller       Treasurer, Chief Financial           March 2, 1999
-------------------------        Officer and Director
      David J. Keller         (Principal Accounting and
                                  Financial Officer)


     Francine I. Neff    *           Director                      March 2, 1999
--------------------------
     Francine I. Neff


      Scott J. Stone     *           Director                      March 2, 1999
--------------------------
      Scott J. Stone


  /s/ Donald J. Tomnitz              Director                      March 2, 1999
--------------------------
    Donald J. Tomnitz



                                     Director
-------------------------
   Bradley S. Anderson



*By:  /s/ Donald R. Horton
      ----------------------------------
      Donald R. Horton, Attorney-in-Fact